SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X] Preliminary Information Statement

[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-(d)(2))

[   ] Definitive Information Statement

NORTHSIGHT CAPITAL, INC.
(Name of Registrant as Specified in its Charter)

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[   ] Fee paid previously with preliminary materials.

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Contact Person:

Branden T. Burningham, Esq.
Suite 205, 455 East 500 South Street
Salt Lake City, Utah 84111

Tel: 801-363-7411; Fax: 801-355-7126

NORTHSIGHT CAPITAL, INC.
4685 South Highland Drive, Suite 202
Salt Lake City, Utah  84117

(801) 278-9424

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

This Information Statement is being furnished to the stockholders of Northsight Capital, Inc., a Nevada corporation (the “Company,“ “Northsight,” “we,” “our” or “us” or words or similar import) regarding a resolution to file with the Nevada Secretary of State a Certificate of Change Pursuant to NRS 78.209 (the “Certificate”) effecting a reverse split of our issued and outstanding common stock in the ratio of one-for-three, while retaining the current par value of one mill ($0.001) per share, with appropriate adjustments being made in the additional paid-in capital and stated capital accounts of the Company, and with all fractional shares to be rounded up to the nearest whole share (the “Reverse Split”). A copy of the Certificate is attached as Appendix “A” hereto.  The Reverse  Split was adopted effective as of July 22, 2010, by our entire Board of Directors and certain Company stockholders who collectively own approximately 76.3% of our outstanding voting securities (the “Majority Stockholders”) in accordance with applicable provisions of the Nevada Revised Statutes (the “NRS”).  The names and number of shares held by the Majority Stockholders are as follows:

Name	No. of Shares Beneficially Owned	Percentage of Outstanding Shares
Jenson Services, Inc.	953,333	33.7%
Kelly Trimble	720,001	25.4%
Travis T. Jenson	243,333	8.6%
Thomas J. Howells	243,333	8.6%
Totals	2,160,000	76.3%

The Company was organized on May 21, 2008, to engage in the business of marketing, developing, and producing proprietary water products.  However, the Company has not had any material operations since its inception and current management has determined that the best prospect for maximizing stockholder value will be to acquire or merge with an operating entity.  Such a transaction is typically effectuated through the issuance of a controlling block of voting securities on a pro rata basis to the stockholders of the entity to be acquired.  Often, such voting securities will constitute approximately 90% to 95% of the total outstanding voting securities after their issuance has occurred.  There are currently 2,830,000 issued and outstanding shares of the Company’s common stock, with 100,000,000 such shares authorized.  Our Board of Directors and the Majority Stockholders believe that the Reverse Split will make the Company a more viable candidate for a merger or acquisition transaction by increasing the number of authorized but unissued shares available for issuance in a merger or acquisition transaction and for subsequent corporate purposes, including the sale of common stock and securities convertible into common stock, as well as acquisitions, stock dividends and options.  As of the date hereof, the Company has not entered into any agreement or letter of intent and has had no substantive discussions with respect to any merger or acquisition transaction with an operating entity.

VOTE REQUIRED FOR APPROVAL AND EFFECTIVE DATE

Vote Required for Approval

Section 78.2055 of the NRS permits a Nevada corporation to decrease the number of issued and outstanding shares of any class of securities upon approval by the Board of Directors and the vote of stockholders holding a majority of the voting power of the affected class.  Section 78.320 of the NRS permits any action that is required to be taken at a meeting of stockholders to be taken without a meeting if the action is taken by stockholders holding a majority of the voting power.  Likewise, Article II, Section 10 of the Company’s Bylaws authorizes any action required to be taken at a meeting of stockholders to be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Under Article VI, Section 2 of our Articles of Incorporation, each outstanding share of our common stock is entitled to one vote on each matter submitted to a vote of stockholders.  In addition to our authorized class of common stock, we are authorized to issue up to 10,000,000 shares of preferred stock having a par value of one mill ($0.001) per share.  However, we have never issued any shares of preferred stock and we have not designated the rights and preferences of that class of securities.  The Reverse Split was adopted by our Board of Directors and by the Majority Stockholders in accordance with Sections 78.2055 and 78.320 of the NRS and Article II, Section 10 of our Bylaws. See the caption “Voting Securities and Principal Holders Thereof” herein.

The Majority Stockholders, who have consented in writing to approve the Reverse Split, collectively own approximately 76.3% of our issued and outstanding common stock, and the Company has no outstanding voting securities aside from its common stock.  Accordingly, no additional votes are required or necessary to adopt the Reverse Split, and none are being solicited hereunder.  There are no voting agreements or other arrangements among the Majority Stockholders with respect to the Reverse Split or with respect to any other matter.

Effective Date of Actions

Pursuant to Reg. Section 240.14c-2(b) of the Securities and Exchange Commission (the “Commission”), the Reverse Split will not be effective until 20 calendar days after the mailing date of our definitive Information Statement to our common stockholders.  We expect to mail the definitive Information Statement on or about August 6, 2010, in which case the Reverse Split will become effective on or about August 26, 2010.

DISSENTERS’ RIGHTS OF APPRAISAL

The NRS does not provide any dissenters’ rights with respect to the Reverse Split.  Therefore, no dissenters’ rights of appraisal will be given in connection therewith.

THE REVERSE SPLIT

Our Board of Directors and the Majority Stockholders have adopted a resolution to file with the Nevada Secretary of State a Certificate of Change Pursuant to NRS 78.209 (the “Certificate”), by which the Company will effectuate a reverse split of its issued and outstanding shares of common stock in the ratio of one share for every three shares outstanding immediately prior thereto, while retaining the current par value of one mill ($0.001) per share, with appropriate adjustments being made in the additional paid-in capital and stated capital accounts of the Company, and with all fractional shares to be rounded up to the nearest whole share (the “Reverse Split”).  In addition, the Majority Stockholders have agreed to provide the necessary number of shares from their own holdings, on a pro rata basis, to ensure that no stockholder of record as of July 27, 2010, which is the record date for determining which stockholders shall have the right to receive notice of the Reverse Split (the “Record Date”), has his/her/its record holdings of common stock reduced below 100 shares.  We estimate that the total number of shares so provided by the Majority Stockholders will be approximately 1,058 shares.  Because it is more expensive on a per-share basis to trade lots of less than 100 shares, the Majority Stockholders believe that this action will help to minimize the expense and inconvenience of trading smaller numbers of shares.

The Reverse Split does not involve any change to the number of authorized shares of our common stock or our preferred stock or the rights and preferences of our common stock or our preferred stock. The Reverse Split will take effect upon the filing of the Certificate with the Nevada Secretary of State.  The Company will make this filing as soon as practicable, but no earlier than 20 days after the mailing date of our definitive Information Statement to our common stockholders of record as of the Record Date.  A copy of the Certificate is attached as Appendix “A” hereto.

As a result of the Reverse Split, the 2,830,000 issued and outstanding shares as of the Record Date will be reduced to approximately 945,233 shares, not taking into account the rounding up of fractional shares.  With the exception of such rounding and the Majority Stockholders’ pro rata provision of a sufficient number of shares to ensure that no record holder as of the Record Date has his/her/its record holdings reduced below 100 shares, the Reverse Split will not affect any stockholder’s proportional equity interest in the Company.

The Reverse Split may have the effect of preventing or delaying the acquisition by third parties of a controlling interest in the Company.  The increase in the number of authorized but unissued voting securities will give us a larger number of shares that may be issued in order to deter any potential takeover of the Company, even if such a takeover would be beneficial to our stockholders.  Our Board of Directors may issue such shares in order to dilute the holdings of a potential suitor or to increase the number of shares held by parties that are “friendly” to the Board.  This tactic may make it substantially more difficult for third parties to gain control of the Company through a tender offer, proxy contest, merger or other transaction.  The ability to prevent a change in control may deprive our stockholders of any benefits that may result from such a change in control, including the potential realization of a premium over the market price for our common stock that such a transaction may cause.  Furthermore, the issuance of a large block of additional shares to parties who may be deemed “friendly” to our Board of Directors may make it more difficult to remove incumbent directors from office, even if such removal would benefit our common stockholders.  Despite these potential anti-takeover effects, however, the Board of Directors and the Majority Stockholders believe that the flexibility afforded by the Reverse Split outweighs any potential disadvantages.  The Board of Directors and the Majority Stockholders have adopted the Reverse Split with a view to such flexibility, and not with a view to its potential anti-takeover effects.  Our management and our Board of Directors are not aware of any proposed attempt to acquire a controlling interest in the Company, and we have no present intention to use the increased number of authorized common shares for any anti-takeover purpose.

The purpose of the Reverse Split is to reduce the number of issued and outstanding common shares to an amount that will make the Company a more attractive candidate for a merger or acquisition transaction with an operating entity.  Typically, such transactions require that the acquiring entity (i.e., the Company) issue approximately 90% to 95% of its post-issuance voting securities to the holders of the acquired entity.  In addition, in order to be an attractive merger or acquisition candidate, after any such transaction the Company will need to have a sufficient number of authorized but unissued shares available for other suitable business purposes.  These purposes may include, for example, public or private stock offerings, further merger or acquisition transactions, and the issuance of shares and/or options pursuant to any compensation plans that the Company may adopt in the future.   Our Board of Directors and the Majority Stockholders believe that the Reverse Split will enhance the Company’s flexibility in this regard.

Following the Reverse Split, the Company’s issuance of any additional shares of common stock may dilute both the equity interests and the earnings per share of our existing common stockholders.  Such dilution may be substantial, depending on the number of shares issued.  The filing of the Certificate to effectuate the Reverse Split will not have any material effect on the Company’s business operations or reporting requirements with the Securities and Exchange Commission, other than the requirement that we file a Current Report on Form 8-K with respect to such filing. In addition, the Company will be required to obtain a new Cusip Number for its common stock and a new trading symbol in connection with the Reverse Split.  Our stockholders do not need to take any action with respect to the Reverse Split.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Split that is not shared by all stockholders.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities

Northsight’s current authorized common stock consists of 100,000,000 shares with a par value of one mill ($0.001) per share.  Each outstanding share of common stock is entitled to one vote of each matter submitted to a vote of stockholders.  Our common stockholders do not have any pre-emptive rights to acquire unissued shares and they are not entitled to vote cumulatively in elections of our directors.

As of July 22, 2010, which was the effective date of the written consent of the Majority Stockholders, there were 2,830,000 shares of our common stock issued and outstanding.  We will mail our definitive Information Statement to all stockholders of record as of the Record Date, July 27, 2010.

Security Ownership of Certain Beneficial Owners.

The following tables set forth the share holdings of our directors and executive officers and those persons who own more than five percent of our common stock as of the Record Date, July 27, 2010:

FIVE PERCENT STOCKHOLDERS

Name and Address of

Stockholder

Common Stock         Percentage

Jenson Services, Inc. (1)

953,333

33.7%

4685 South Highland Drive, Suite 202

Salt Lake City, Utah  84117

Kelly Trimble

720,001

25.4%

4685 South Highland Drive, Suite 207

Salt Lake City, Utah  84117

Travis T. Jenson

  243,333

           8.6%

4685 South Highland Drive, Suite 202

Salt Lake City, Utah  84117

Thomas J. Howells

  243,333

           8.6%

4685 South Highland Drive, Suite 202

Salt Lake City, Utah  84117

 (1)  Travis T. Jenson and Thomas J. Howells are the natural persons who exercise voting and dispositive rights over the shares that are owned by Jenson Services, Inc.

DIRECTORS AND EXECUTIVE OFFICERS

Name and Title

Common Stock         Percentage

Travis T. Jenson

  243,333

           8.6%

President and Director

4685 South Highland Drive, Suite 202

Salt Lake City, Utah  84117

Wayne Bassham

-0-

      - 0-

Secretary/Treasurer and Director
8867 South Capella Way

Sandy, Utah  84093

Thomas J. Howells

  243,333

           8.6%

Director

4685 South Highland Drive, Suite 202

Salt Lake City, Utah  84117

All directors and executive officers

  486,666

          17.2%

as a group (three persons)

Unless otherwise noted above, Northsight believes that all persons named in the tables have sole voting and investment power with respect to all shares of common stock beneficially owned by them.  For purposes hereof, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options or the conversion of convertible securities.  Each beneficial owner’s percentage ownership is determined by assuming that any warrants, options or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof, have been exercised.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Unless the Company has received contrary instructions from one or more of the stockholders, only one copy of our definitive Information Statement will be delivered to multiple common stockholders sharing the same address.  The Company will, upon written or oral request, mail a separate copy of the definitive Information Statement to common stockholders at a shared address to which a single copy of the document was delivered.  A stockholder who wishes to receive a separate copy of the definitive Information Statement may direct his/her/its request to:  Travis T. Jenson, President, Northsight Capital, Inc., 4685 South Highland Drive, Suite 202, Salt Lake City, Utah  84117.  Our telephone number is 801-278-9424.  Stockholders who receive multiple copies of the definitive Information Statement at the same address, and who would like to receive only a single copy of Company communications may do so by making a written or oral request at the above-referenced address or telephone number.

NOTICE

THE MAJORITY STOCKHOLDERS OF OUR COMPANY HAVE CONSENTED TO THE RESOLUTION TO FILE A CERTIFICATE OF CHANGE PURSUANT TO NRS 78.209 TO EFFECTUATE THE REVERSE SPLIT OF OUR ISSUED AND OUTSTANDING COMMON STOCK IN THE RATIO OF ONE-FOR-THREE.  THE MAJORITY STOCKHOLDERS OWN IN EXCESS OF THE REQUIRED NUMBER OF OUR OUTSTANDING VOTING SECURITIES TO ADOPT THE REVERSE SPLIT UNDER THE NRS, AND THEY HAVE DONE SO.  NO FURTHER CONSENTS, VOTES OR PROXIES ARE NEEDED, AND NONE ARE REQUESTED.

            BY ORDER OF THE BOARD OF DIRECTORS

July 27, 2010

TRAVIS T. JENSON, PRESIDENT

APPENDIX “A”

Certificate of Change Pursuant to NRS 78.209

For Nevada Profit Corporations

1.  Name of corporation:  Northsight Capital, Inc.

2.  The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of stockholders.

3.  The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:  100,000,000 shares of common stock, one mill ($0.001) par value; 10,000,000 shares of preferred stock, one mill ($0.001) par value.

4.  The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:  100,000,000 shares of common stock, one mill ($0.001) par value; 10,000,000 shares of preferred stock, one mill ($0.001) par value.

5.  The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:  One-for-three reverse split such that one share of common stock shall be issued and outstanding after the change for every three shares issued and outstanding immediately prior to the change.

6.  The provisions, if any for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:  Fractional shares shall be rounded up to the nearest whole share.

7.  Effective date of filing (optional):  Upon filing.

(must not be later than 90 days after the certificate is filed)

8.  Signature (required)

_____________________________

________________________________

Signature of Officer

Title